Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

EvaMedia Corp.

As independent registered public accountants, we hereby consent to the use of our report dated March 30, 2017, with respect to the financial statements of EvaMedia Corp., in its registration statement on Form S-1 relating to the registration of 472,491 shares of common stock. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

Salt Lake City, UT
October 3, 2017